Exhibit 99.1

Brownie’s Marine Group’s BLU3 Inc. Will Begin Nomad Pre-Order Shipments This Week

Pompano Beach, FL, October 5, 2021 (GLOBE NEWSWIRE) — Brownie’s Marine Group, Inc. (OTCQB: BWMG), a leading developer, manufacturer, and distributor of tankless dive equipment as well as high-pressure air and industrial compressors in the marine industry, has announced today that its subsidiary, BLU3, Inc. will be shipping out the first pre-ordered Nomads during the week of October 4.

Chris Constable, CEO of Brownie’s Marine Group stated “Over the past couple of months, we received numerous pre-orders from eager divers across the country. And we can’t thank our loyal customers enough because we know that Nomad is going to transform the way they explore beneath the surface. The BLU3 team has worked tirelessly to create and perfect a one-of-a-kind product that’s portable, user-friendly and lightweight- one that puts an emphasis on diver safety and usability. This a pivotal moment for BLU3 and Brownie’s Marine Group.”

“After years of research, development and testing, we are eager to finally roll out our first batch of Nomads! With the global supply chain delays that impacted our manufacturing and shipping throughout September, it’s exciting to kick off this new month with Nomad moving full steam ahead,” said Blake Carmichael, CEO of BLU3, Inc.

Blake added, “Nomad’s depth of 30 feet combined with its lightweight design, portability and other key features are differentiators that are sure to leave a long-lasting imprint on the diving industry. I can’t wait for the world to be introduced to Nomad and discover diving in a brand-new light.”

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial, and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has four subsidiaries: Trebor Industries, Inc., dba as “Brownie’s Third Lung”; BLU3, Inc., manufacturer of the Nemo and Nomad; Brownie’s High-Pressure Services, Inc., dba LW Americas and Submersible Systems Inc., manufacturer of Spare Air The Company is headquartered in Pompano Beach, Florida with offices in Huntington Beach, CA.

For more information, visit: www.BrowniesMarineGroup.com.

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This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com

Brownie’s Marine Group, Inc